(m)(2)(i)

AMENDED SCHEDULE A

with respect to

VOYA PARTNERS, INC.

FIFTH AMENDED AND RESTATED DISTRIBUTION PLAN

PURSUANT TO RULE 12B-1

SERVICE 2 CLASS SHARES

Portfolios

Voya Global Insights Portfolio (formerly, VY® Invesco Global Portfolio) Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio

Voya Index Solution 2070 Portfolio Voya Index Solution Income Portfolio

Voya International High Dividend Low Volatility Portfolio Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio

Voya Solution 2070 Portfolio Voya Solution Aggressive Portfolio Voya Solution Balanced Portfolio Voya Solution Conservative Portfolio Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

VY® American Century Small-Mid Cap Value Portfolio VY® Baron Growth Portfolio

VY® Columbia Small Cap Value II Portfolio VY® Invesco Equity and Income Portfolio VY® JPMorgan Mid Cap Value Portfolio

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio VY® T. Rowe Price Growth Equity Portfolio

Last amended: May 1, 2025, to add Voya Index Solution 2070 Portfolio and Voya Solution 2070 Portfolio.